Exhibit 2.1

INCORPORATED IN BRITISH COLUMBIA

InNEXUS BIOTECHNOLOGY INC.

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

In the Capital of the above named Company subject to the Memorandum and Articles of the Company transferable on the books of the Company by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia Canada.

Dated:  June 25, 2003

“Alton C. Morgan President “Stuart Rogers” Director	Countersigned and registered Pacific corporate services ltd., Vancouver By: Authorized Officer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER,

SOCIAL SECURITY NUMBER OR OTHER

IDENTIFYING NUMBER OF THE TRANSFEREE

S.I.N/S.S.N _ _ _ - _ _ _ - _ _ _

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS (INCLUDING POSTAL CODE OR ZIP CODE AS APPLICABLE) OF TRANSFEREE

Registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Company with full power of substitution hereunder.

DATED:

, 20

SIGNATURE:

NOTICE:

THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK OR ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

SIGNATURE GUARANTEED BY: